Exhibit 99.1

NEWS RELEASE

Investor Contact:	Media Contact:
James R. Lance	Cara Tocci
Vice President, Corporate Finance and Investor Relations	Vice President, Corporate Communications
Foot Locker, Inc.	Foot Locker, Inc.
jlance@footlocker.com	cara.tocci@footlocker.com
(212) 720-4600	(914) 582-0304

FOOT LOCKER, INC. ANNOUNCES ORGANIZATIONAL ENHANCEMENTS TO ADVANCE LONG-TERM GLOBAL GROWTH AND POWER OMNI-CHANNEL ECOSYSTEM

Company Names a Chief Operating Officer and Creates a Chief Strategy, Innovation, and Development Officer Role; Expands Responsibilities of Other Key Executives

Focused on Aligning Operations and Commercial Teams to Drive Organizational Productivity

NEW YORK, NY, November 18, 2021 – Foot Locker, Inc. (NYSE: FL) ("Foot Locker" or the "Company"), the New York-based specialty athletic retailer, today announced organizational enhancements to advance its long-term global growth and power its omni-channel ecosystem.

•	Franklin “Frank” R. Bracken, Executive Vice President and Chief Executive Officer—North America, has been promoted to Chief Operating Officer, effective November 16th. In this newly created role, Mr. Bracken will oversee the Company’s global operations and omni-channel customer experience, including Global Technology and Supply Chain, reporting to Richard A. Johnson, Chairman and Chief Executive Officer of Foot Locker.
•	Susan “Susie” J. Kuhn, Senior Vice President, General Manager, Foot Locker Europe, has been promoted to President—EMEA and General Manager—Foot Locker Europe, effective November 16th. Ms. Kuhn will oversee the Foot Locker Europe and Sidestep brands, reporting to Mr. Bracken.
•	Andrew “Andy” Gray, Executive Vice President and Chief Commercial Officer, has expanded his responsibilities leading the organization’s Commercial area to fuel our growth strategy, reporting to Mr. Johnson. Mr. Gray’s organization will drive our product leadership, elevate our omni marketing to engage and excite our consumers, and accelerate our customer and commercial development to achieve our growth targets.
•	The Company has also created a new Chief Strategy, Innovation, and Development Officer role to oversee corporate strategy, business innovation, and corporate development. The Company has commenced a search process to identify this executive reporting to Mr. Johnson once appointed.

Mr. Johnson said, “It’s an exciting time at Foot Locker as we execute our strategic priorities. The marketplace and consumers we serve are changing dynamically, making this an ideal time to enhance an integrated omni-channel ecosystem, and to strengthen our commercial capabilities.  The addition

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

of these key roles creates a more streamlined and agile organizational structure that builds on the success of our geo-focused growth strategy. We will be in a stronger position to address new and emerging opportunities and to grow our connectivity with our consumers and the communities we serve.”

Mr. Johnson continued, “I’m also pleased to share Frank’s and Susie’s new roles and recognize them for their contributions to Foot Locker. Frank has been a key leader during his more than 11 years with the Company and has been instrumental in developing and executing Foot Locker’s strategy in North America. Susie is a global-minded leader, and she has proven to be an invaluable addition to Foot Locker as we have executed against our strategy across Europe. Andy continues to be instrumental in leading our growth in critical Commercial areas directly connected to Foot Locker’s ongoing success, and I am excited to build new capabilities in our organization under his leadership.  I look forward to continuing to work closely with these seasoned leaders as we advance Foot Locker’s strategy and global growth agenda.”

Foot Locker’s new leadership appointments and organizational enhancements underscore its focus on aligning its operations and commercial teams to drive organizational productivity. This also reflects the Company’s focus on creating a world-class omni-channel customer experience while it continues to pursue its global growth agenda.

Mr. Bracken, Chief Operating Officer of Foot Locker, said, “I’ve witnessed firsthand the evolution and growth of the organization into the global leader it is today, and I am honored to be appointed to this newly-created role. I am excited to continue on this journey with our talented team across the globe as we deliver value for all our stakeholders.”

About Franklin “Frank” R. Bracken

Frank Bracken has served as Executive Vice President and Chief Executive Officer—North America since July 2020. He previously served as Senior Vice President and General Manager, Foot Locker U.S., Lady Foot Locker, and Kids Foot Locker from October 2017 through July 2020; Vice President and General Manager, Foot Locker Canada from February 2016 through September 2017; Vice President and Divisional Merchandise Manager, Champs Sports from December 2013 through January 2016; and Vice President, Marketing of Champs Sports from October 2010 through December 2013. Prior to Foot Locker, Inc., Mr. Bracken held brand leadership roles at The Coca-Cola Company, including VP, Brand Management, and at The Miller Brewing Company. He began his career as a management consultant at PricewaterhouseCoopers after earning a BBA from The University of Michigan. He also holds an MBA from Georgetown University and a Master of Marketing from The University of Melbourne.

About Susan “Susie” J. Kuhn

Susie Kuhn joined Foot Locker, Inc. in February 2020 as Senior Vice President, General Manager, Foot Locker Europe. Ms. Kuhn has served in a variety of roles in the retail, fashion, and sneaker industry, including Executive Director, Strategy & Business Development, Urban Outfitters, Inc. from January 2019 through February 2020, and Vice President and General Manager, Digital and Direct Retail—Converse China, Nike, Inc. from October 2016 through August 2018. Ms. Kuhn earned a BA in history and political science from Linfield University and an MBA from the University of Southern California.

Foot Locker, Inc. 330 West 34th Street, New York, NY 10001

About Andrew “Andy” Gray

Andy Gray has served as Executive Vice President and Chief Commercial Officer since July 2020. He previously served as Vice President and General Manager, Foot Locker and Lady Foot Locker U.S. from February 2016 through October 2017, and Vice President and General Merchandise Manager Foot Locker Europe from July 2013 through February 2016. Prior to his leadership roles in the United States, Andy held a variety of merchant leadership roles in Europe to develop and drive the Foot Locker business across that region. Before joining Foot Locker in September 2001, Andy held re-buying and vendor management roles at BJ’s Wholesale Club in the U.S. and Atlantis Relocations in Australia, respectively. Andy holds a BA in business from Glasgow Caledonian University.

About Foot Locker, Inc.

Foot Locker, Inc. leads the celebration of sneaker and youth culture around the globe through a portfolio of brands including Foot Locker, Kids Foot Locker, Champs Sports, Eastbay, atmos, WSS, Footaction, and Sidestep. With approximately 3,000 retail stores in 28 countries across North America, Europe, Asia, Australia, and New Zealand, as well as websites and mobile apps, the Company's purpose is to inspire and empower youth culture around the world by fueling a shared passion for self-expression and creating unrivaled experiences at the heart of the global sneaker community. Foot Locker, Inc. has its corporate headquarters in New York. For additional information, please visit https://www.footlocker-inc.com.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company's business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company's filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. The forward-looking statements contained in this press release are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Company's Annual Report on Form 10-K for the year ended January 30, 2021, filed on March 25, 2021. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

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Foot Locker, Inc. 330 West 34th Street, New York, NY 10001